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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report (which contains an explanatory paragraph concerning the substantial doubt which exists about the Company's ability to continue as a going concern) dated March 12, 2002 relating to the financial statements of Briazz, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts," in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
August 8, 2002